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                                                                    EXHIBIT 23.1

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 2, 2001 relating to the financial statements, which appears in Inspire Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.






/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 20, 2001